UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2014
ALPHATEC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real, Carlsbad, CA		92008
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (760) 431-9286
N/A
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Alphatec Holdings, Inc. (the “Company”) previously reported that on March 15, 2014, the Company had entered into a binding term sheet (the “Binding Term Sheet”) to resolve the OrthoTec, LLC v. Surgiview, S.A.S, et al. matter in the Superior Court of California, Los Angeles County and related litigation matters (the “Settlement”). Pursuant to the terms contained in the Binding Term Sheet, the Company agreed to pay OrthoTec, LLC $49 million in cash, including initial cash payments totaling $1.75 million, which the Company previously paid in March 2014, and an additional lump sum payment of $15.75 million, which the Company previously paid in June 2014. The Company agreed to pay the remaining $31.5 million in 28 quarterly installments of $1.1 million and then one additional quarterly installment of $700,000, commencing on October 1, 2014. The Company has the right to prepay the amounts due without penalty. In addition, the unpaid balance of the amounts due will accrue interest at the rate of 7% per year beginning May 15, 2014 until the amounts due are paid in full. The accrued but unpaid interest will be paid in quarterly installments of $1.1 million (or the full amount of the accrued but unpaid interest if less than $1.1 million) following the full payment of the $31.5 million in quarterly installments described above. No interest will accrue on the accrued interest. The Binding Term Sheet provides for mutual releases of all claims in the OrthoTec, LLC v. Surgiview, S.A.S, et al. matter in the Superior Court of California, Los Angeles County and all other related litigation matters involving the Company, its directors and affiliates.
On September 26, 2014 the Company entered into a Settlement and Release Agreement, dated as of August 13, 2014, by and among the Company and its direct and indirect subsidiaries, including Alphatec Spine, Inc., Alphatec Holdings International C.V., Scient’x S.A.S. and Surgiview S.A.S.; HealthpointCapital, LLC, HealthpointCapital Partners, L.P., HealthpointCapital Partners II, L.P., John H. Foster and Mortimer Berkowitz III; and OrthoTec, LLC and Patrick Bertranou (the “Settlement Agreement”). The Settlement Agreement contains substantially the same business terms as the Binding Term Sheet set forth above, and supersedes the Binding Term Sheet.
Mr. Foster and Mr. Berkowitz are directors of the Company and serve as managing members of HGP, LLC, which is the general partner of HealthpointCapital Partners, L.P., and managing members of HGP II, LLC, which is the general partner of HealthpointCapital Partners II, L.P., which are principal stockholders of the Company. In addition, Mr. Foster serves as the Chairman, CEO and a member of the Board of Managers of HealthpointCapital, LLC and Mr. Berkowitz serves as President, a member of the Board of Managers and a managing director of HealthpointCapital, LLC.
The foregoing summary of the Binding Term Sheet is not complete and is qualified in its entirety by reference to the provisions of the Binding Term Sheet, a copy of which was be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2014.
The foregoing summary of the Settlement Agreement is not complete and is qualified in its entirety by reference to the provisions of the Settlement Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2014.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC. (Registrant)

Date: October 2, 2014	/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq.
General Counsel and Senior Vice President